As Filed With the Securities and Exchange Commission on April 18, 2011
Registration No. 333-119819
Registration No. 333-114740
Registration No. 333-114187
Registration No. 333-104086
Registration No. 333-83922
Registration No. 333-61324
Registration No. 333-44182
Registration No. 333-36590
Registration No. 333-91707
Registration No. 333-85185
Registration No. 333-80707
Registration No. 333-62809
Registration No. 333-56437
Registration No. 333-45653
Registration No. 333-37889
Registration No. 333-30243
Registration No. 333-27573
Registration No. 333-07803

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-119819
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-114740
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-114187
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-104086
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-83922
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-61324
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-44182
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-36590
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-91707
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-85185
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-80707
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-62809
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-56437
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-45653
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-37889
Post-Effective Amendment No. 2 To Form S-8 Registration Statement No. 333-30243
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-27573
Post-Effective Amendment No. 1 To Form S-8 Registration Statement No. 333-07803
UNDER
THE SECURITIES ACT OF 1933

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia	Not Applicable
(State or other jurisdiction of	(I.R.S Employer
incorporation or organization)	Identification No.)

120 Prosperous Place, Suite 201
Lexington, Kentucky	40509-1844
(Address of Principal Executive Offices)	(Zip Code)
1997 Stock Option Plan
2001 Stock Option Plan
Stock Compensation Plans
(Full title of the plan)

Gary C. Evans
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, TX
(832) 369-6986
(Name, address, and telephone number, including area code, of agent for service)
With a copy to:
David E. Morrison, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
     NGAS Resources, Inc. (the “Company”) is filing these Post-Effective Amendments to Registration Statements on Form S-8 to withdraw any and all shares of common stock, no par value per share, of the Company (“Common Stock”), originally registered under the Registration Statements on Form S-8 (File Nos. 333-119819; 333-114740; 333-114187; 33-104086; 333-83922; 333-61324; 333-44182; 333-36590; 333-91707; 333-85185; 333-80707; 333-62809; 333-56437; 333-45653; 333-37889; 333-30243; 333-27573; and 333-07803) (collectively, the “Registration Statements”) which have not been sold. The Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with undertakings made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering. Previously, on April 13, 2011, the NASDAQ Stock Market filed a Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 18, 2011.

NGAS Resources, Inc.
By:	/s/ Gary C. Evans
Gary C. Evans
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities indicated on April 18, 2011 signed this Amendment to the Registration Statement.

Signature	Title	Date

/s/ Gary C. Evans Gary C. Evans	Chief Executive Officer, Director (Principal Executive Officer)	April 18, 2011

/s/ Ronald D. Ormand Ronald D. Ormand	Chief Financial Officer, Director (Principal Financial and Accounting Officer)	April 18, 2011